EXHIBIT 99.3
YASHENG GROUP
CHARTER OF THE CORPORATE GOVERNANCE
NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

This Corporate Governance and Nominating Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Yasheng Group, (the “Company”) on September, 24 2010, and shall become effective as date of October 01, 2010.

I.	Purpose

The Board of Directors of Yasheng Group (the "Company") has formed a Corporate Governance and Nominating Committee (the "Committee") to promote the transparency of the corporation and to ensure the integrity of the corporation. This charter is meant to identify the personnel and functions of the Committee.

The Committee of the Board of Directors (the “Board”) is appointed by the Board and generally serves as the principal agent of the Board in the following matters:

A.  Recommending and reviewing the Nominating structure for the Company’s senior Executives, including the Chief Executive Officer;

B.  Reviewing employee nominating and benefit programs;

C.  Developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and to periodically review the guidelines;

D.  Overseeing the Board’s annual evaluation of its performance and the performance of the other Board committees;

E.   Advising the Board regarding membership and operations of the Board; and

F.  Identifying individuals qualified to serve as members of the Board, to select, subject to ratification of the Board, the director nominees for the next annual meeting of shareholders and to recommend to the Board individuals to fill vacancies on the Board.

II.	Membership

A.
Number and Independence. The Committee shall be composed of at least three directors, each of whom shall be independent. A director shall qualify as independent if the Board has affirmatively determined, consistent with the independence criteria set forth in the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and applicable listing standards adopted by the American Stock Exchange (“AMEX”), that the director is independent.

B.
Appointment and Removal. The members of the Committee shall be designated and approved by a majority of the Board and shall serve one-year terms or until their successors shall be appointed, subject to such member’s earlier resignation or removal. Any member of the Committee may only be removed, with or without cause, by a majority vote of the independent directors of the full Board then in office.

C.
Chairperson. The Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The Chairperson of the Committee will, in consultation with management, establish the agenda of the meetings and, where possible, circulate materials in advance to ensure sufficient time for review prior to the meeting. In the absence of the Chairperson of the Committee, the Committee may elect one of its members to act as the de facto Chairperson of that meeting.

III.	Meetings and Procedures

A.
Meetings. The Committee shall meet as frequently as it may deem necessary and appropriate in its judgment. Generally, the Committee shall meet quarterly, prior to each meeting of the Board of Directors. The Committee may meet in person or by telephone.

B.
Quorum. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum for the transaction of business.

C.	Special Meetings. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.
Delegation. The Committee may delegate authority to one or more members of the Committee or one or more members of management when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

E.	Additional Attendees. The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its duties.

F.
Minutes. The Committee shall maintain minutes or other records of meetings and activities of the Committee in accordance with California law and the Company’s By-laws, which minutes shall be maintained with the books and records of the Company.

IV. Duties and Responsibilities

A.           Nominating and Corporate Governance Responsibilities

i.         Board Size and Composition

(1)
Identify potential nominees to the Board by applying, among other criteria, the criteria set forth in Appendix A hereto, review their qualifications and experience, determine their independence as required under all applicable SEC and NYSE AMEX rules and regulations, and recommend to the Board a slate of nominees for consideration and presentation to the shareholders at the Company’s next annual meeting.  Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In selecting the nominees, the Committee shall consider individuals recommended by management and the Company’s shareholders. Such recommendations submitted by the Company’s shareholders shall be submitted, along with the following information, to the Chairperson of the Committee at least 120 days prior to the one year anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders:(a) the name and address of the recommending stockholder;

(b)	the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the SEC;

(c)	information about the relationship between the candidate and the recommending stockholder;

(d)	the consent of the candidate to serve as a director; and

(e)	proof of the number of shares of the Company’s common stock that the recommending stockholder owns and the length of time the shares have been owned.

(2)
Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. In fulfilling this duty, the Committee shall, as appropriate, consult with the Board.

(3)	Recommend to the Board, where appropriate, the removal of a director.

(4)
Recommend to the Board one member of the Board to serve as Chairperson of the Board. The Chairperson shall preside at all meetings of the Board and, in the absence of the Chief Executive Officer, at meetings of the shareholders. The director who is appointed Chairperson is appointed by at least a majority of the remaining directors and serves at the pleasure of the Board.

(5)	Exercise authority to retain and terminate any search firm to be used to identify director candidates, including authority to approve the fees and other terms of such firm’s engagement.

ii.      Board Committees

(1)	Recommend to the Board the responsibilities of the Board committees, including each committee’s membership, operations, and authority to delegate to subcommittees.

(2)
Evaluate and recommend to the Board those directors to be appointed to the various Board committees, including the persons recommended to serve as chairperson of each committee. In making its evaluations and recommendations, the Committee should consider: (i) the qualifications for membership on each committee; (ii) the extent to which there should be a policy of periodic rotation of directors among the committees; (iii) any limitations on the number of consecutive years a director should serve on any one committee; and (iv) the number of boards and other committees on which the directors serve.

iii.      Evaluation of the Board and Board Committees

(1)
Oversee the periodic evaluation of the Board and the Audit and Compensation Committees and deliver reports to the Board setting forth the results of such evaluations. The Committee also shall monitor director performance throughout the year (noting particularly any directors who have had a change in their primary job responsibilities or who have assumed additional directorships since their last assessment). If any serious problems are identified, the Committee will work with the director to resolve such problems or, if necessary, recommend to the Board that it seek such director’s resignation.

(2)
Periodic review and assess the performance of the Committee and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including, at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

iv.      Other Board Matters

(1)
Recommend other corporate governance related matters for consideration by the Board, including: (i) the structure of Board meetings, including recommendations for the improvement in the conduct of such meetings, and the timeliness and adequacy of the information provided to the Board prior to such meetings; (ii) director retirement policies; (iii) director and officer insurance policy requirements; (iv) policies regarding the number of Boards on which a director may serve; and (v) director orientation and training.

B.           General

i.
Develop and periodically review and assess the adequacy of the Company’s Corporate Governance Guidelines, Code of Conduct and Ethics Policy, monitor compliance with those policies and make recommendations for changes to the Board when necessary.

ii.	Review on an ongoing basis all related party transactions required to be disclosed pursuant to Regulation S-K for potential conflict of interest situations and approve all such transactions.

iii.	Report to the Board with respect to the Committee’s activities and report to the Company’s shareholders in the annual proxy statement.

iv.
Consult with the CEO, as appropriate, and other Board members to assure that its decisions facilitate a sound relationship between and among the Board, Board committees, individual directors, and management.

v.	Review and reassess the adequacy of this Charter and the charters of each of the other standing committees of the Board annually and recommend any proposed changes to the Board for its approval.

vi.
Perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

C.           Other Matters

Nothing contained in this Charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under California law which shall continue to set the legal standard for the conduct of the members of the Committee.

APPENDIX A

Criteria for Director Nominees

In making recommendations to the Company’s Board of nominees to serve as directors, the Committee will examine each director nominee on a case-by-case basis, regardless of who recommended the nominee, and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board and the Committee believe the following minimum qualifications must be met by a director nominee to be recommended by the;

Committee:

➢	Each director must display high personal and professional ethics, integrity and values.

➢	Each director must have the ability to exercise sound business judgment.

➢	Each director must be accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

➢	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

➢	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

➢	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

➢	At least one independent director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable SEC rules.

➢
One or more of the directors generally should be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

➢
Directors should be selected so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Company’s business. The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company.